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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 27, 1995 included or incorporated by reference in the annual report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1994; our report dated April 26, 1995, included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended March 31, 1995; our report dated July 27, 1995, included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended June 30, 1995; and our report dated November 6, 1995, included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended September 30, 1995; and to all references made to our Firm included in this Registration Statement.



                                       Arthur Andersen LLP


Chicago, Illinois
December 21, 1995